UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009

NEW CENTURY COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-09459	06-1034587
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9831 Romandel Ave.
Santa Fe Springs, California 90670
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 906-8455

Not applicable
(Former name or former address, if changed since last report.)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 15, 2009, New Century Companies, Inc.’s (the “Company,” “we” or “us”) management concluded that the Company’s previously issued consolidated financial statements for the quarterly periods ended March 31, 2006, June 30, 2006, September 30, 2006, March 31, 2007, June 30, 2007, September 30, 2007, March 31, 2008, June 30, 2008, September 30, 2008 and years ended December 31, 2006 and 2007 should not be relied upon.

As more fully described in footnote 11 of the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008, which was filed on May 20, 2009, the original accounting for a note payable we issued on February 28, 2006 failed to appropriately record separate derivative treatment for the embedded conversion option and the warrants issued to the note holder.  Under appropriate accounting guidance, the embedded conversion option and the warrants are derivative liabilities and must be accounted for separately and market-to-market each reporting period.  In the aforementioned annual report, we have provided detailed disclosure of the effects of such restatements on each reporting period noted above.

Our management has discussed the matters described in this Item 4.02 with members of our Board of Directors and our independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY COMPANIES, INC. (Registrant)

Date: January 21, 2010	By:	/s/ DAVID DUQUETTE
David Duquette President and Chief Executive Officer